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                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Summary Consolidated Financial Information," "Selected Consolidated Financial Data" and "Experts" and to the use of our unsigned reports on Great Dane Holdings Inc. (formerly International Controls Corp.) and subsidiaries dated March 1, 1994, except for Note Q as to which the date is November 16, 1994, in the Registration Statement Form S-1 and related Prospectus of
Great Dane Holdings Inc. dated November 23, 1994.



                              ERNST & YOUNG LLP


Kalamazoo, Michigan
November 23, 1994